UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 1-A REGULATION A OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933 LAKESIDE SERENITY RESORTS INC. State of Incorporation: New Jersey I.R.S. Employer Identification Number: 39-2265591 Primary SIC Code: 7011 Principal Executive Office: 340 Route 94, Fredon Township, New Jersey 07860 Telephone: 917-232-5799 Chief Executive Officer: Xiaowei Jin OFFERING SUMMARY Securities Offered: Up to 11,000,000 Shares of Class A Common Stock Offering Price: $0.10 per Share Total Offering Amount: Up to $1,100,000 Minimum Offering Amount: None (Best Efforts) Dated: May 13, 2026 Expiration Date: May 13, 2027 THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION. INVESTMENT IN THE SECURITIES OF THE COMPANY INVOLVES A HIGH DEGREE OF RISK. INVESTORS SHOULD BE PREPARED TO BEAR THE COMPLETE LOSS OF THEIR INVESTMENT. SEE THE SECTION ENTITLED "RISK FACTORS " BEGINNING ON PAGE 3 OF THIS OFFERING CIRCULAR. This Offering Circular follows the offering circular format of Part II of Form 1-A. The Company is not currently a reporting company under the Securities Exchange Act of 1934, as amended. Shares of our Class A Common Stock are not traded on any national securities exchange or on the over-the-counter markets. There is no guarantee that a public market for our securities will ever develop. Item 1 - Cover Page Issuer: Lakeside Serenity Resorts Inc. Address: 340 Route 94, Fredon Township, New Jersey 07860 Telephone: 917-232-5799 I.R.S. Employer Identification Number: 39-2265591 Type of Security: Class A Common Stock Number of Securities Offered: 11,000,000 Shares Price per Share: $0.10 Offering Amount: Up to $1,100,000 THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION. INVESTMENT IN THE SECURITIES OF THE COMPANY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3. Item 2. Table of Contents Item 1. Cover Page Item 2. Table of Contents Item 3. Risk Factors Item 4. Summary of Offering Item 5. Determination of Offering Price Item 6. Use of Proceeds Item 7. Dilution Item 8. Description of Business Item 9. Security Ownership of Management and Certain Securityholders Item 10. Securities Being Offered Item 11. Management 's Discussion and Analysis of Financial Condition and Results of Operations Item 12. Executive Compensation Item 13. Other Expenses of Issuance and Distribution Item 14. Financial Statements Item 15. Indemnification of Directors and Officers Item 16. Exhibits and Exhibits Index Item 3 - Risk Factors Investing in Lakeside Serenity Resorts Inc. 's Class A Common Stock involves a high degree of risk. Investors should be able to bear a complete loss of their investment. The risks described below are not exhaustive. Additional risks and uncertainties that are not currently known or deemed immaterial may also materially and adversely affect the Company's business, financial condition, and results of operations. I. Summary of Principal Risk Factors Investing in the Company involves, among others, the following principal risks: - The Company has no operating history and no revenues, which increases the risk of investment loss. - The Company is in the development stage and may never successfully commence or complete operations. - The Company will require substantial additional capital beyond the proceeds of this offering. - This offering is being conducted on a "best efforts " basis with no minimum raise requirement. - Investor funds will be used immediately upon acceptance and will not be held in escrow or subject to minimum offering conditions. - The Company may be unable to obtain required zoning, environmental, or land use approvals. - Construction and development costs may materially exceed current estimates. - The Company operates in a highly competitive hospitality and wellness industry. - The Company is subject to risks related to local opposition and regulatory delays. - There is no public market for the Company's securities, and none may develop. - Investors may lose their entire investment. II. Risks Related to Our Business and Financial Condition 1. Development Stage and Going Concern Risk The Company is a development-stage entity with no operating history and no revenues since inception. As of April 23, 2026, the Company had approximately $20,380.68 in cash, which is only sufficient for limited administrative and property-related expenses. The Company's ability to continue as a going concern is dependent upon obtaining additional financing, including proceeds from this Regulation A offering. There is no assurance that sufficient capital will be obtained to fully implement the Company's business plan. If the Company is unable to obtain adequate funding, it may be required to delay, reduce, or discontinue development activities, which could materially and adversely affect its financial condition and operations. III. Risks Related to Real Estate, Zoning, and Environmental Matters 2. Conditional Use Permit Risk The Company's property is currently zoned residential/agricultural and requires approval of a Conditional Use Permit (CUP) from the Fredon Township Land Use Board to operate a commercial resort. Approval is discretionary, and there is no assurance it will be obtained in a timely manner or at all. 3. Environmental and Regulatory Restrictions Portions of the property are subject to New Jersey Department of Environmental Protection (NJDEP) riparian buffer and environmental regulations. Such requirements may delay, restrict, or increase the cost of development. 4. Wastewater and Infrastructure Requirements Development of the property requires installation of a high-capacity septic and wastewater system. Soil conditions and regulatory requirements may necessitate advanced systems that could significantly increase development costs. IV. Risks Related to Construction and Development 5. Structural and Hidden Condition Risks The existing structures are historic in nature. Renovation may reveal unforeseen conditions, including structural deficiencies, asbestos, mold, or lead-based materials, which could result in increased costs and delays. 6. Construction Cost and Labor Risks The Company may experience increases in labor and material costs or shortages of qualified contractors. These factors could materially increase project costs and delay completion timelines. V. Risks Related to Industry and Market Conditions 7. Competitive Industry Risk The Company operates in a highly competitive hospitality and wellness industry. Many competitors have greater financial, operational, and marketing resources. There is no assurance that the Company will achieve sufficient occupancy or profitability. VI. Risks Related to Location and Local Conditions 8. Infrastructure and Utility Risk The property is located in a rural area and may be subject to infrastructure limitations, including utilities, water systems, and regulatory constraints, which could increase development costs or limit operational capacity. 9. Local Opposition Risk Local residents and community stakeholders may oppose the development. Such opposition could result in regulatory delays, legal challenges, or increased compliance costs. VII. Risks Related to Business Operations and Marketing 10. Brand Development Risk The Company is developing a new hospitality brand with no market recognition. There is no assurance that marketing efforts will generate sufficient demand or occupancy levels. 11. Dependence on Third-Party Platforms The Company intends to rely on third-party booking and distribution platforms for customer acquisition. Changes in pricing structures, algorithms, or platform policies may adversely affect the Company 's revenue. VIII. Risks Related to the Offering and Securities 12. Best Efforts Offering Risk This offering is being conducted on a "best efforts " basis with no minimum offering amount. If only a limited amount of capital is raised, the Company may be unable to fully execute its business plan. 13. No Public Market and Liquidity Risk There is currently no public market for the Company 's Class A Common Stock, and none may develop. Investors should expect to hold their investment for an indefinite period of time. 14. Dilution and Future Issuance Risk The Company may issue additional shares of Common Stock or other securities in the future without shareholder approval, which may result in dilution of existing shareholders 'ownership and voting power. Item 4 - Summary of Offering The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular. Issuer: Lakeside Serenity Resorts Inc. Securities Offered: Up to 11,000,000 shares of Class A Common Stock. Offering Price: $0.10 per share. Aggregate Gross Proceeds: Up to $1,100,000. Company Overview: Lakeside Serenity Resorts Inc. is a development-stage corporation incorporated in the State of New Jersey on May 21, 2025. The Company is engaged in the planned development of a hospitality and real estate redevelopment project located at 340 Route 94, Fredon Township, New Jersey. The Company has not generated revenue since inception and has limited operating history. Its activities to date have consisted primarily of property acquisition, preliminary planning, corporate formation, and preparation for this Regulation A offering. The Company 's primary asset is a 5.5-acre lakefront property that the Company intends to develop into a hospitality and wellness-oriented resort, subject to financing, zoning approvals, environmental permitting, and construction completion. Use of Proceeds: The proceeds from this offering will be used primarily for property development, regulatory compliance, site preparation, structural renovation and construction activities, marketing, and general corporate purposes. See "Item 6 - Use of Proceeds " for a more detailed description. Offering Term: This offering is being conducted on a "best efforts " basis. There is no minimum offering amount, and investors 'funds will not be placed in escrow. The Company may accept subscriptions and close on proceeds on a rolling basis. Risk Factors: Investing in the Company 's securities involves a high degree of risk. Prospective investors should carefully review "Item 3 - Risk Factors "before making an investment decision. Item 5 - Determination of Offering Price The offering price of $0.10 per share for the Company 's Class A Common Stock was determined by management based on qualitative factors, including the Company 's development-stage status, anticipated capital requirements for Phase I development, and general market conditions applicable to early-stage real estate and hospitality ventures. The Company has no operating history, revenue, or earnings. Accordingly, the offering price is not based on historical earnings, projected cash flows, or public market comparables. In establishing the offering price, management considered the historical cost basis of the Company 's contributed real property located at 340 Route 94, Fredon Township, New Jersey, as well as estimated capital requirements necessary to achieve initial development milestones. Management also considered pricing observed in transactions involving early-stage private real estate development companies. Although the Company 's net tangible book value per share is approximately $0.1064 based on the Company 's unaudited financial statements, such value is derived from historical cost accounting and does not reflect fair market value, liquidity constraints, or development-stage risks. The Company's assets consist primarily of a single development-stage real estate property that requires significant additional capital investment prior to the commencement of revenue-generating operations. The offering price is not based on any independent appraisal, formal valuation, or guarantee of future performance. Investors should not rely on the offering price as an indication of future value or return. Item 6 - Use of Proceeds The Company seeks to raise up to $1,100,000 in gross proceeds in this offering. The net proceeds are expected to be used over the first 18 - 24 months following the commencement of the offering for the development of the Company's real property located at 340 Route 94, Fredon Township, New Jersey, including pre-development, permitting, and initial construction-related activities, as well as general corporate and operational expenses. There can be no assurance that the Company will be able to complete all planned development activities within the anticipated timeframe or budget. The following table sets forth the Company's intended allocation of the gross proceeds: Regulatory & Permitting: $150,000 (13.6%) Property Development & Construction: $700,000 (63.6%) Marketing & Business Development: $150,000 (13.6%) Contingency Reserve: $100,000 (9.2%) Total Gross Proceeds: $1,100,000 (100%) Description of Use: Regulatory & Permitting: Funds allocated for obtaining a Conditional Use Permit (CUP) from the Fredon Township Land Use Board, securing environmental clearances from the New Jersey Department of Environmental Protection (NJDEP), conducting site inspections, compliance certifications, environmental assessments, and legal consulting fees related to land use and municipal approvals. Property Development & Construction: Funds allocated for site preparation, structural rehabilitation of the historic lodge, interior build-out of guest suites, installation of high-capacity commercial septic and water systems, utility upgrades, and general contractor labor and materials. Marketing & Business Development: Funds allocated for the development of the Company's digital presence, including website design and booking engine integration, social media marketing campaigns, public relations efforts, and partnership development within the wellness and tourism sectors. Contingency Reserve: Funds reserved for unforeseen expenses, including construction cost overruns due to inflation or latent structural defects, delays in the permitting process, or unexpected changes in regulatory or environmental requirements. The Company's management maintains broad discretion over the actual application of the proceeds. If the Company raises less than the maximum offering amount, it intends to prioritize Regulatory & Permitting and Property Development to ensure the core asset reaches a functional state. Item 7 - Dilution 1. Background Prior to this offering, the Company has been funded primarily through founder capital contributions, including the contribution of real property located at 340 Route 94, Fredon Township, New Jersey. As a result, the Company 's net tangible book value reflects historical cost accounting and does not represent current fair market value. 2. Net Tangible Book Value (Pre-Offering) As of April 23, 2026, the Company 's net tangible book value was $957,283.68, consisting of $20,380.68 in cash and $936,903.00 in real property, less liabilities. The real property is recorded at historical cost based on founder capital contributions and supporting closing documentation (HUD-1 settlement statement). No independent third-party appraisal has been obtained. Accordingly, the carrying value of the property is based on historical cost and is not intended to represent fair market value. The Company has not obtained an independent appraisal, and there can be no assurance that the carrying value reflects current market value or realizable value. On a pre-offering basis, net tangible book value per share is approximately $0.1064, based on 9,000,000 shares outstanding. 3. Assumed Offering Scenario Assuming the sale of all 11,000,000 shares offered in this Regulation A offering at $0.10 per share, the Company will receive gross proceeds of $1,100,000, before deducting offering expenses. Upon completion of the offering, the Company will have 20,000,000 shares of Class A Common Stock outstanding. This ownership structure assumes full subscription of the maximum offering amount. 4. Net Tangible Book Value (Post-Offering) On a pro forma basis, after giving effect to the assumed full subscription of the offering, the Company 's net tangible book value is approximately $2,057,283.68, and net tangible book value per share is approximately $0.1029. The pro forma net tangible book value per share reflects the issuance of additional shares in this offering. Net tangible book value per share is not intended to be indicative of the Company 's market value or future performance. 5. Net Tangible Book Value Per Share Following the Offering Investors in this offering will pay $0.10 per share. The pro forma net tangible book value per share immediately after the offering is approximately $0.1029. Net tangible book value per share is calculated on a basic share basis and does not give effect to any potential future dilution from equity incentive plans or other securities that may be issued in the future. 6. Post-Offering Ownership Upon completion of the maximum offering: - Existing shareholder(s) will own approximately 45% of the Company - New investors will own approximately 55% of the Company Actual ownership percentages will vary depending on the number of shares sold in the offering. This structure assumes full subscription of the maximum offering amount. 7. Summary of Net Tangible Book Value (Illustrative) - Public Offering Price per Share: $0.10 - Net Tangible Book Value per Share (Pre-Offering): $0.1064 - Net Tangible Book Value per Share (Post-Offering): $0.1029 Item 8 - Description of Business 1. Overview and Mission Lakeside Serenity Resorts Inc. (the "Company ") was incorporated on May 21, 2025, in the State of New Jersey. The Company is a development-stage hospitality and real estate redevelopment company focused on the planned transformation of a historic property located at 340 Route 94, Fredon Township, New Jersey 07860, into a premium wellness-oriented resort. The Company has not generated revenue since inception and has limited operating history. Activities to date have been limited to property acquisition, preliminary site planning, corporate formation, and the preparation of this Regulation A offering. The Company 's mission is to provide a serene, high-end retreat experience for guests seeking wellness and nature-based recreation within the New York City metropolitan periphery. 2. Property and Site The Company 's primary asset is a 5.5-acre lakefront property in Fredon Township, Sussex County, New Jersey. The site currently features a historic main lodge and auxiliary structures. The Company 's development plan involves the structural rehabilitation and interior renovation of these buildings to meet luxury hospitality standards. No construction has commenced, and no building permits for redevelopment have been finalized as of the date of this Offering Circular. Development is subject to the acquisition of a Conditional Use Permit (CUP) and environmental clearances from the New Jersey Department of Environmental Protection (NJDEP). The property is recorded in the Company 's financial statements at historical cost in accordance with U.S. GAAP, based on the value of the founder 's capital contribution at the time of formation. 3. Planned Business Operations Upon obtaining sufficient financing and necessary permits, the Company intends to operate a boutique resort consisting of: Accommodations: Approximately 15 luxury guest suites within the renovated lodge. Wellness Facilities: Dedicated spaces for yoga, meditation, and holistic health activities. Dining: An on-site farm-to-table culinary operation serving guests and event participants. All planned operations are conceptual and remain subject to change based on municipal regulatory requirements, available capital, and evolving market conditions. 4. Revenue Model (Planned) The Company currently has no revenue-generating operations. Upon completion of development, the Company anticipates the following potential revenue streams: Lodging: Nightly and seasonal room rentals for individual travelers and wellness retreat participants. Food and Beverage: Revenue from on-site dining, curated seasonal menus, and private event catering. Wellness Programming: Fees for yoga classes, meditation workshops, and guided nature experiences. Group Events: Hosting corporate retreats, private workshops, and small-scale curated events. 5. Market and Industry The Company operates within the hospitality and wellness tourism sector. This industry is highly competitive, featuring established regional resorts as well as boutique short-term rental properties. The Company faces significant competition from operators with established brand recognition and greater financial and marketing resources. 6. Operations and Staffing The Company currently operates with minimal administrative staffing appropriate for a development-stage entity. Management handles all strategic planning and regulatory compliance. Upon the commencement of resort operations, the Company expects to hire a professional workforce across several key functions, including: Hospitality & Guest Services: Front desk, housekeeping, and concierge personnel. Maintenance: Facilities management and groundskeeping for the 5.5-acre estate. Culinary: Chefs and service staff for the planned dining operations. Administrative: On-site accounting, human resources, and marketing support. 7. Marketing Strategy If operations commence, the Company intends to utilize a targeted marketing strategy to reach high-income travelers in the New York City metropolitan area. Key components include: Digital Presence: A proprietary website featuring high-resolution media and direct-booking capabilities. Social Media: Leveraging platforms such as Instagram and Facebook to build brand awareness. Third-Party Platforms: Partnering with premium booking engines (e.g., Airbnb Luxe, Booking.com) to capture existing market demand. 8. Intellectual Property and Brand The Company considers its brand name, "Lakeside Serenity Resorts," and related visual identity important to its overall business strategy. The Company may seek formal trademark protection with the United States Patent and Trademark Office (USPTO). Currently, the Company relies on common law protections and confidentiality agreements to safeguard its internal operational plans and proprietary business methods. 9. Risk and Development Status Lakeside Serenity Resorts Inc. is in an early development stage. The success of the business plan is highly dependent on the successful closing of this Regulation A offering, obtaining all required municipal zoning and state environmental approvals, and the timely completion of construction within the projected budget. There is no assurance that the Company will successfully develop the property or ever commence revenue-generating operations. Item 9 - Security Ownership of Management and Certain Securityholders 1. Pre-Offering Beneficial Ownership Name and Position Shares Beneficially Owned Percentage of Class Xiaowei Jin, Chief Executive Officer and Director 9,000,000 100% Tianwen Hu, Chief Financial Officer and Director 0 0% All Directors and Officers as a Group (2 persons) 9,000,000 100% 2. Capital Structure As of the date of this Offering Circular: - Authorized Shares: 20,000,000 shares of Class A Common Stock - Issued and Outstanding Shares: 9,000,000 shares - Par Value: $0.0001 per share Authorized but unissued shares do not carry voting or economic rights unless and until issued by the Board of Directors. 3. Post-Offering Ownership Name Shares Beneficially Owned Percentage of Class Xiaowei Jin 9,000,000 45.0% Public Investors 11,000,000 55.0% Total 20,000,000 100% 4. Control Position Following completion of the offering, Xiaowei Jin is expected to remain the largest individual shareholder and will continue to have significant influence over the Company, including the election of directors and approval of major corporate actions. If less than the maximum number of shares is sold, the founder will hold a higher percentage of ownership and control than shown above. Item 10 - Securities Being Offered General Description of Securities The Company is offering up to 11,000,000 shares of Class A Common Stock (the "Shares ") at an offering price of $0.10 per share pursuant to this Regulation A offering. The Shares represent equity interests in Lakeside Serenity Resorts Inc. and rank pari passu with all other issued and outstanding shares of Class A Common Stock with respect to voting rights, dividend rights, and liquidation rights. Voting Rights Each share of Class A Common Stock entitles the holder to one vote on all matters submitted to a vote of shareholders. Holders do not have cumulative voting rights. Dividend Rights Holders of Class A Common Stock are entitled to receive dividends when, as, and if declared by the Board of Directors out of funds legally available therefor. The Company does not currently intend to pay cash dividends in the foreseeable future and expects to retain any earnings for development and operational purposes. Liquidation Rights In the event of liquidation, dissolution, or winding up of the Company, holders of Class A Common Stock will be entitled to receive a pro rata share of the Company 's remaining assets after payment of all liabilities and any preferential rights of any outstanding senior securities. Transfer Restrictions The Shares are subject to applicable federal and state securities laws and may not be transferred except in compliance with such laws and the Company's governing documents. No Public Market There is currently no public market for the Shares, and no assurance can be given that a trading market will develop in the future. No Preemptive or Redemption Rights The Shares do not include preemptive rights, redemption rights, conversion rights, or sinking fund provisions. The Company may issue additional shares of Common Stock or other securities in the future, which may result in dilution to existing shareholders. Plan of Distribution The offering is being conducted on a "best efforts " basis by the Company's management. No underwriters, brokers, dealers, or placement agents have been engaged in connection with this offering. Subscriptions will be accepted directly by the Company. Investor funds will not be placed into escrow, and the Company may conduct one or more closings on a rolling basis as subscriptions are accepted. The Company reserves the right to reject any subscription, in whole or in part. Item 11 - Management 's Discussion and Analysis of Financial Condition and Results of Operations 1. Overview Lakeside Serenity Resorts Inc. is a development-stage hospitality and real estate redevelopment company incorporated in the State of New Jersey on May 21, 2025. The Company's primary asset is a 5.5-acre property located at 340 Route 94, Fredon Township, New Jersey. To date, the Company's activities have been limited to corporate formation, property acquisition, preliminary site planning, and preparation for this Regulation A offering. The Company has not yet commenced resort operations or renovation activities. 2. Results of Operations The Company has not generated any revenue since inception. Operating expenses from inception (May 21, 2025) through April 23, 2026, were approximately $3,600, consisting primarily of incorporation costs, administrative fees, legal preparation for securities filings, and basic property-related maintenance. The Company expects operating expenses to increase significantly as it advances into permitting, engineering, and construction phases of development. 3. Liquidity and Capital Resources As of April 23, 2026, the Company had approximately $20,380.68 in cash and cash equivalents, primarily contributed by the founder. The Company's current monthly operating expenses are approximately $1,500, primarily consisting of property taxes, insurance, and administrative costs. The Company estimates that a minimum of approximately $300,000 in additional capital will be required to initiate Phase I development activities, including zoning applications, environmental studies, and initial site preparation. There is no assurance that additional financing, including the proceeds of this offering, will be available on acceptable terms or at all. 4. Plan of Operations (Next 12 Months) The Company's Phase I development plan is intended to establish initial operational readiness of the property, including regulatory approvals, essential site preparation, and partial renovation of existing structures sufficient to support limited hospitality operations. The scope and timing of Phase I are dependent on the availability of capital, the pace of permitting approvals, and construction conditions. If the Company raises less than the maximum offering amount, it may scale or sequence Phase I activities to prioritize permitting, structural stabilization, and core infrastructure necessary for initial operations. There can be no assurance that Phase I will be completed within the anticipated timeframe or budget. If adequate funding is obtained through this offering, the Company intends to execute the following milestones over the next 12 months: Zoning & Entitlements: Submit and pursue a Conditional Use Permit (CUP) and related approvals from the Fredon Township Land Use Board. Environmental & Engineering: Conduct soil percolation testing, wetlands identification, and New Jersey Department of Environmental Protection (NJDEP) review processes. Pre-Construction: Finalize architectural design and structural engineering plans for renovation of the existing lodge. Site Preparation: Begin initial site clearing and structural stabilization of existing improvements. The timing of these activities is highly dependent on the availability of capital and the duration of municipal and environmental approval processes. 5. Capital Expenditures Phase I redevelopment, including renovation of the main lodge and initial infrastructure upgrades, is expected to require approximately $500,000 in capital expenditures. All development activities are contingent upon financing availability. The Company currently has no debt obligations, mortgages, or committed credit facilities. 6. Critical Accounting Policies Real Estate Assets: Recorded at historical cost based on founder-contributed value at formation. No fair market revaluation is performed. Impairment: Long-lived assets are reviewed for impairment when indicators suggest carrying value may not be recoverable. Revenue Recognition: Revenue will be recognized when services are rendered and collectability is reasonably assured. 7. Going Concern Considerations The Company's financial statements have been prepared on a going concern basis. As a development-stage entity with no revenue and significant reliance on external financing, there is substantial doubt regarding the Company's ability to continue operations without successful completion of this offering. If financing is not obtained, the Company may delay, scale back, or discontinue planned development activities. Item 12 - Executive Compensation 0. Directors and Executive Officers Name Position Age Term Xiaowei Jin Chief Executive Officer, Director 49 Indefinite Tianwen Hu Chief Financial Officer, Director 46 Indefinite 1. Overview of Executive Officers Xiaowei Jin serves as Chief Executive Officer and Director of the Company and is the Company's principal executive officer. She is responsible for the Company's overall strategy and management. She is based in New York and has over ten years of experience in the furniture retail industry. She is also the manager of SoHo Furniture, a furniture retail business operating two retail locations in New York City. Since the Company's formation in May 2025, Ms. Jin has led the Company's development strategy and coordinated its real estate redevelopment project in Fredon Township, New Jersey. Tianwen Hu serves as Chief Financial Officer, Founder, and Director of the Company and is the Company's principal financial officer. He is responsible for the Company's financial management and reporting. He is based in New York and has over ten years of experience in the furniture retail industry. He is the owner and manager of SoHo Furniture, a furniture retail business operating two retail locations in New York City. Since the Company's formation in May 2025, Mr. Hu has supported the Company's financial planning and administrative coordination related to the Company's real estate development project in Fredon Township, New Jersey. 2. Summary Compensation Table Name Salary Bonus Equity Awards Total Compensation Xiaowei Jin $0 $0 None $0 Tianwen Hu $0 $0 None $0 3. Cash Compensation Since inception on May 21, 2025, no cash compensation, including salaries, fees, or commissions, has been paid to the Company's executive officers. The Company does not currently maintain a formal salary structure. Any future compensation will be determined by the Board of Directors based on the Company's financial condition and operational status. 4. Equity Compensation No stock options, restricted stock units, or other equity-based awards have been granted to any executive officer or director as of the date of this Offering Circular. The Company may adopt an equity incentive plan in the future. 5. Bonus and Incentive Plans The Company does not currently maintain any bonus, profit-sharing, or incentive compensation arrangements. 6. Employment Agreements There are no formal employment agreements, change-of-control agreements, or severance arrangements in place with any executive officer. All services are provided on an at-will basis. 7. Compensation Philosophy The Company's compensation philosophy is to conserve capital and prioritize the use of available funds toward development of its real estate project. As the Company transitions from the development stage to the operational stage, the Board of Directors may establish a compensation structure to attract and retain qualified hospitality management personnel. Item 13 - Other Expenses of Issuance and Distribution The following table sets forth the estimated expenses to be borne by the Company in connection with the issuance and distribution of the securities offered pursuant to this Offering Circular. All amounts are estimates based on the maximum offering amount of $1,100,000 and are subject to change depending on actual offering activities and regulatory requirements. Actual expenses may exceed the estimates set forth below. Estimated Offering Expenses SEC filing fees: $200 Legal fees and expenses: $15,000 Accounting and audit fees: $10,000 Blue Sky compliance fees and expenses: $5,000 Printing, design, and marketing materials: $2,500 Transfer agent fees: $1,500 Other offering-related administrative and compliance expenses: $1,300 Total estimated offering expenses: $35,500 1. Responsibility for Expenses The Company will bear all costs and expenses associated with this offering. Such expenses will be paid from the Company's working capital and/or from the gross proceeds of the offering. Accordingly, net proceeds available for use by the Company will be reduced by these offering expenses, as described in Item 6 - Use of Proceeds. The Company may incur additional expenses in connection with the offering, and actual costs may exceed the amounts set forth above. 2. Legal and Accounting Fees Legal fees include costs associated with the preparation and review of this Offering Circular, corporate authorizations, and compliance with applicable federal securities laws. Accounting fees relate to the preparation and review of the Company's financial statements included in Item 14 and related reporting requirements under Regulation A. 3. Blue Sky Compliance Fees Blue Sky compliance fees represent estimated costs associated with state securities law filings and compliance through the NASAA EFD system, including filings in jurisdictions where the securities are offered, including the Company's home state of New Jersey. 4. Transfer Agent Fees Transfer agent fees include costs associated with maintaining shareholder records, issuing shares, and processing transfers of the Company's Class A Common Stock. 5. No Underwriting Commissions This offering is being conducted on a "best efforts " basis by management. No underwriters, brokers, dealers, or placement agents have been engaged in connection with this offering. The Company will not pay underwriting discounts or commissions. If a broker-dealer or placement agent is engaged in the future, the Company will file a post-qualification amendment. Item 14 - Financial Statements The accompanying financial statements of Lakeside Serenity Resorts Inc. (the "Company ") have been prepared in accordance with U.S. Generally Accepted Accounting Principles ("U.S. GAAP ") and the financial statement requirements of Part F/S of Form 1-A under Regulation A. These financial statements have been prepared by management and have not been audited or reviewed by an independent registered public accounting firm. The Company is a development-stage entity and has not generated any revenue since inception. Substantial doubt exists regarding the Company's ability to continue as a going concern without additional financing. 1. Balance Sheet As of April 23, 2026 ASSETS Current Assets: - Cash and Cash Equivalents: $20,380.68 Non-Current Assets: - Land and Building Improvements (at historical cost): $936,903.00 Total Assets: $957,283.68 LIABILITIES AND STOCKHOLDERS ' EQUITY Liabilities: - Accounts Payable and Accrued Liabilities: $0.00 Total Liabilities: $0.00 Stockholders ' Equity: - Common Stock ($0.0001 par value; 9,000,000 shares issued and outstanding): $900.00 - Additional Paid-In Capital: $959,983.68 - Accumulated Deficit: $(3,600.00) Total Stockholders ' Equity: $957,283.68 2. Statement of Operations For the period May 21, 2025 to April 23, 2026 Revenue: $0.00 General and Administrative Expenses: $(3,600.00) Net Loss: $(3,600.00) 3. Statement of Cash Flows For the period May 21, 2025 to April 23, 2026 Operating Activities Net Loss: $(3,600.00) Net Cash Used in Operating Activities: $(3,600.00) Financing Activities Capital Contributions / Issuance of Common Stock: $23,980.68 Net Cash Provided by Financing Activities: $23,980.68 Net Increase in Cash: $20,380.68 Cash at Beginning of Period: $0.00 Cash at End of Period: $20,380.68 4. Statement of Changes in Stockholders ' Equity For the period May 21, 2025 to April 23, 2026 Description Common Stock Additional Paid-in Capital Accumulated Deficit Total Balance at Inception $0 $0 $0 $0 Capital Contributions $900 $959,083.68 $0 $959,983.68 Net Loss $0 $0 $(3,600.00) $(3,600.00) Ending Balance $900 $959,983.68 $(3,600.00) $957,283.68 5. Notes to Financial Statements Note A - Organization and Nature of Operations Lakeside Serenity Resorts Inc. was incorporated on May 21, 2025 in the State of New Jersey. The Company is a development-stage entity formed to acquire and redevelop a 5.5-acre lakefront property located in Fredon Township, New Jersey into a wellness-focused hospitality resort. The Company has not generated any revenue since inception. Note B - Summary of Significant Accounting Policies Basis of Presentation: The financial statements are prepared on the accrual basis of accounting in accordance with U.S. Generally Accepted Accounting Principles ("U.S. GAAP "). Use of Estimates: The preparation of financial statements requires management to make estimates and assumptions that affect reported amounts. Actual results may differ from these estimates. Property and Equipment: Land and building improvements are recorded at historical cost based on the founder 's capital contribution in exchange for common stock, in accordance with U.S. GAAP, including ASC 845 (Nonmonetary Transactions). The cost basis is supported by closing documentation, including the HUD-1 Settlement Statement. The Company has not obtained a third-party independent appraisal. Accordingly, the recorded value is based on historical cost and is not intended to represent fair market value. The Company does not adjust the carrying value to reflect market conditions, and there can be no assurance that the carrying value reflects current market value, realizable value, or liquidation value. There can be no assurance that the carrying value approximates the amount that would be realized in a current sale or liquidation. No depreciation has been recorded, as the property has not yet been placed into service and is not generating revenue. Note C - Stockholders ' Equity The Company is authorized to issue 20,000,000 shares of Class A Common Stock with a par value of $0.0001 per share. As of April 23, 2026, 9,000,000 shares were issued and outstanding, all held by the founder. Note D - Going Concern The Company 's financial statements have been prepared on a going concern basis. The Company is in the development stage and has not generated revenue. Its ability to continue operations is dependent on obtaining additional financing, including the successful completion of this Regulation A offering. There is substantial doubt regarding the Company 's ability to continue as a going concern without successful fundraising. Note E - Related Party Transactions The Company 's founder, Xiaowei Jin, contributed the Company 's primary operating asset, consisting of a 5.5-acre lakefront property located at 340 Route 94, Fredon Township, New Jersey, to the Company at formation. In exchange for this capital contribution, the Company issued 9,000,000 shares of Class A Common Stock to the founder. The terms of the contribution were not negotiated on an arm 's length basis. The contributed property has been recorded in the Company 's financial statements at historical cost in accordance with U.S. GAAP, based on the underlying transaction documentation. Except for the issuance of shares in exchange for the contributed property, the Company has not entered into any other material transactions with its directors, executive officers, or other related parties. The Company has no outstanding loans, advances, guarantees, or other financial arrangements with related parties as of April 23, 2026. The Company did not obtain an independent valuation or fairness opinion in connection with the contribution of the property. Item 15 - Indemnification of Directors and Officers The Company 's Articles of Incorporation and Bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the laws of the State of New Jersey. Such indemnification may include expenses, judgments, fines, settlements, and other amounts incurred in connection with legal proceedings arising from service as a director or officer of the Company. Item 16 - Exhibits and Exhibits Index Exhibits Index The following exhibits are filed as part of this Offering Statement: Exhibit 2.1 - Articles of Incorporation (Incorporated by reference to filing with the State of New Jersey dated May 21, 2025) Exhibit 2.2 - By-Laws (Adopted May 21, 2025) Exhibit 4.1 - Form of Subscription Agreement (to be used by investors) SIGNATURES Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Fredon, State of New Jersey, on May 13, 2026. LAKESIDE SERENITY RESORTS INC. By: /s/ Xiaowei Jin Xiaowei Jin Chief Executive Officer and Director (Principal Executive Officer) By: /s/ Tianwen Hu Tianwen Hu Chief Financial Officer and Director (Principal Financial and Accounting Officer)